EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES THIRD QUARTER 2015 RESULTS

VERO BEACH, Fla. (October 29, 2015) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended September 30, 2015.

Third Quarter 2015 Highlights

•	Net loss of $9.4 million, or $0.42 per common share
•	Third quarter total dividends declared and paid of $0.42 per common share
•	Book value per share of $11.69 at September 30, 2015
•
2.2% economic loss on common equity for the quarter, or 8.7% annualized, comprised of $0.42 dividend per common share and $0.69 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Friday, October 30, 2015, at 10:00 AM ET

Details of Third Quarter 2015 Results of Operations

The Company reported net loss of $9.4 million for the three month period ended September 30, 2015, compared with net income of $6.8 million for the three month period ended September 30, 2014.  The third quarter net loss of $9.4 million included net interest income of $16.3 million, net portfolio losses of $23.7 million (which includes realized and unrealized gains (losses) on securities sold and derivative instruments), management fees of $1.1 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $0.8 million. During the third quarter of 2015, the Company sold residential mortgage-backed securities (“RMBS”) with a market value at the time of sale of $1,049.7 million, resulting in realized gains of $0.8 million (based on security prices from June 30, 2015).  The remaining net loss on RMBS was due to fair value adjustments for the period.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio (“PT RMBS”), and the structured RMBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  As of June 30, 2015, approximately 56% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At September 30, 2015, the allocation to the PT RMBS had increased by 2% to approximately 58%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - June 30, 2015	$2,053,579	$78,347	$42,945	$121,292	$2,174,871
Securities Purchased	1,051,021	-	-	-	1,051,021
Securities Sold	(1,049,508)	-	(230)	(230)	(1,049,738)
Gains (Losses) on Sales	894	-	(44)	(44)	850
Return on Investment	n/a	(5,930)	(2,287)	(8,217)	(8,217)
Pay-downs	(49,152)	n/a	n/a	n/a	(49,152)
Premium Lost Due to Pay-downs	(3,759)	n/a	n/a	n/a	(3,759)
Mark to Market Gains (Losses)	10,334	(8,066)	(535)	(8,601)	1,733
Market Value - September 30, 2015	$2,013,409	$64,351	$39,849	$104,200	$2,117,609

The tables below present the allocation of capital between the respective portfolios at September 30, 2015 and June 30, 2015, and the return on invested capital for each sub-portfolio for the three month period ended September 30, 2015.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 1.0% and (7.4)%, respectively, for the third quarter of 2015.  The combined portfolio generated a return on invested capital of approximately (2.7)%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2015
Market Value	$2,013,409	$64,351	$39,849	$104,200	$2,117,609
Cash(1)	73,569	-	-	-	73,569
Repurchase Agreement Obligations(2)	(1,943,299)	-	-	-	(1,943,299)
Total	$143,679	$64,351	$39,849	$104,200	$247,879
% of Total	58.0%	25.9%	16.1%	42.0%	100.0%
June 30, 2015
Market Value	$2,053,579	$78,347	$42,945	$121,292	$2,174,871
Cash	115,907	-	-	-	115,907
Repurchase Agreement Obligations(3)	(2,014,071)	-	-	-	(2,014,071)
Total	$155,415	$78,347	$42,945	$121,292	$276,707
% of Total	56.2%	28.3%	15.5%	43.8%	100.0%

(1)	At September 30, 2015, total cash has been reduced by unsettled security purchases of approximately $92.3 million and increased by unsettled securities sales of approximately $87.6 million.
(2)
At September 30, 2015, there were outstanding repurchase agreement balances of $24.2 million and $23.1 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)
At June 30, 2015, there were outstanding repurchase agreement balances of $29.2 million and $17.0 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended September 30, 2015
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of repo cost)	$16,605	$(1,075)	$785	$(290)	$16,315
Realized and unrealized gains / (losses)	7,469	(8,066)	(579)	(8,645)	(1,176)
Derivative losses	(22,506)	n/a	n/a	n/a	(22,506)
Total Return	$1,568	$(9,141)	$206	$(8,935)	$(7,367)
Beginning Capital Allocation	$155,415	$78,347	$42,945	$121,292	$276,707
Return on Invested Capital for the Quarter(1)	1.0%	(11.7)%	0.5%	(7.4)%	(2.7)%
Average Capital Allocation(2)	$149,547	$71,349	$41,397	$112,746	$262,293
Return on Average Invested Capital for the Quarter(3)	1.0%	(12.8)%	0.5%	(7.9)%	(2.8)%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter, Orchid received $57.4 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 10.2% for the third quarter of 2015.  Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
September 30, 2015	6.1	16.2	10.2
June 30, 2015	13.8	17.9	15.3
March 31, 2015	8.1	14.6	9.7
December 31, 2014	4.0	14.9	7.8
September 30, 2014	8.1	18.8	12.5
June 30, 2014	4.1	15.9	8.1
March 31, 2014	4.2	14.9	9.1

Portfolio

The following tables summarize certain characteristics of Orchid’s PT RMBS and structured RMBS as of September 30, 2015 and December 31, 2014:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
September 30, 2015
Adjustable Rate RMBS	$3,090	0.1%	3.58%	228	1-Sep-35	5.93	10.03%	2.00%
Fixed Rate RMBS	1,955,664	92.4%	4.16%	323	1-Sep-45	NA	NA	NA
Hybrid Adjustable Rate RMBS	54,655	2.6%	2.56%	328	1-Aug-43	87.91	7.55%	2.00%
Total Mortgage-backed Pass-through	2,013,409	95.1%	4.11%	323	1-Sep-45	NA	NA	NA
Interest-Only Securities	64,351	3.0%	3.59%	252	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	39,849	1.9%	6.18%	323	15-Apr-45	NA	6.38%	NA
Total Structured RMBS	104,200	4.9%	4.58%	279	25-Apr-45	NA	NA	NA
Total Mortgage Assets	$2,117,609	100.0%	4.14%	320	1-Sep-45	NA	NA	NA
December 31, 2014
Adjustable Rate RMBS	$3,794	0.2%	3.55%	236	1-Sep-35	4.02	10.05%	2.00%
Fixed Rate RMBS	1,412,593	91.2%	4.37%	318	1-Dec-44	NA	NA	NA
Hybrid Adjustable Rate RMBS	70,400	4.6%	2.54%	338	1-Aug-43	97.75	7.54%	2.00%
Total Mortgage-backed Pass-through	1,486,787	96.0%	4.28%	319	1-Dec-44	NA	NA	NA
Interest-Only Securities	46,611	3.0%	3.95%	248	25-Jan-43	NA	NA	NA
Inverse Interest-Only Securities	15,773	1.0%	6.23%	308	25-Apr-41	NA	6.39%	NA
Total Structured RMBS	62,384	4.0%	4.52%	263	25-Jan-43	NA	NA	NA
Total Mortgage Assets	$1,549,171	100.0%	4.29%	317	1-Dec-44	NA	NA	NA

($ in thousands)
	September 30, 2015		December 31, 2014
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$1,762,847	83.2%	$1,243,923	80.3%
Freddie Mac	337,687	15.9%	296,203	19.1%
Ginnie Mae	17,075	0.9%	9,045	0.6%
Total Portfolio	$2,117,609	100.0%	$1,549,171	100.0%

	September 30, 2015	December 31, 2014
Weighted Average Pass-through Purchase Price	$107.69	$107.88
Weighted Average Structured Purchase Price	$14.05	$13.67
Weighted Average Pass-through Current Price	$108.07	$108.59
Weighted Average Structured Current Price	$14.31	$13.65
Effective Duration (1)	2.486	2.291

(1)
Effective duration of 2.486 indicates that an interest rate increase of 1.0% would be expected to cause a 2.486% decrease in the value of the RMBS in the Company’s investment portfolio at September 30, 2015.  An effective duration of 2.291 indicates that an interest rate increase of 1.0% would be expected to cause a 2.291% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2014. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of September 30, 2015, the Company had outstanding repurchase obligations of approximately $1,943.3 million with a net weighted average borrowing rate of 0.47%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $2,066.5 million (including unsettled securities sold with a fair market value of approximately $84.1 million), and cash pledged to counterparties of approximately $2.0 million. The Company’s leverage ratio at September 30, 2015 was 7.6 to 1 (excluding the $92.3 million of payable for unsettled securities purchased at September 30, 2015). At September 30, 2015, the Company’s liquidity was approximately $117.2 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at September 30, 2015.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances(1)	Total	Rate	at Risk(2)	in Days
ED&F Man Capital Markets Inc.	$177,634	9.1%	0.40%	$9,824	16
Goldman Sachs & Co.	159,105	8.2%	0.47%	8,630	56
Cantor Fitzgerald & Co.	142,652	7.3%	0.46%	8,026	14
Mizuho Securities USA, Inc.	129,512	6.7%	0.52%	13,978	12
ICBC Financial Services, LLC	127,359	6.6%	0.49%	6,862	14
Merrill Lynch, Pierce, Fenner & Smith Inc	119,416	6.1%	0.55%	3,965	14
Wells Fargo Bank, N.A.	115,924	6.0%	0.42%	6,429	12
Citigroup Global Markets, Inc.	114,217	5.9%	0.56%	14,459	15
Mitsubishi UFJ Securities (USA), Inc.	113,807	5.9%	0.44%	6,232	18
J.P. Morgan Securities LLC	111,503	5.7%	0.52%	8,186	12
KGS-Alpha Capital Markets, L.P.	102,291	5.3%	0.46%	5,588	11
RBC Capital Markets, LLC	100,712	5.2%	0.48%	7,364	18
Nomura Securities International, Inc.	97,948	5.0%	0.49%	5,291	20
South Street Securities, LLC	94,434	4.9%	0.49%	4,966	14
Daiwa Capital Markets America, Inc.	81,433	4.2%	0.46%	4,204	10
Morgan Stanley & Co. LLC	52,972	2.7%	0.44%	3,427	11
CRT Capital Group, LLC	45,512	2.3%	0.40%	2,426	20
Guggenheim Securities, LLC	42,374	2.2%	0.47%	2,016	38
Barclays Capital Inc	10,125	0.5%	0.62%	585	14
Suntrust Robinson Humphrey, Inc.	4,369	0.2%	0.39%	266	23
Total / Weighted Average	$1,943,299	100.0%	0.47%	$122,724	18

(1)
In September 2015 the Company purchased assets with a fair value of approximately $92.3 million which settle in October 2015 that are expected to be funded by repurchase agreements.  The anticipated borrowings are not included in the table above.

(2)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At September 30, 2015, such instruments were comprised of Eurodollar and Treasury note (“T-Note”) futures contracts.  The table below presents information related to the Company’s Eurodollar and T-Note futures contracts at September 30, 2015.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2015	$1,400,000	0.79%	0.42%	$(1,303)
2016	900,000	1.51%	0.72%	(7,035)
2017	900,000	2.31%	1.26%	(9,486)
2018	900,000	2.77%	1.70%	(9,625)
2019	900,000	2.56%	1.94%	(1,372)
Total / Weighted Average	$935,714	2.07%	1.19%	$(28,821)

Treasury Note Futures Contracts (Short Positions)(2)
December 2015 10 year T-Note futures
(Dec 2015 - Dec 2025 Hedge Period)	$185,000	1.94%	1.71%	$(2,818)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.
(2)	T-Note futures contracts were valued at price of $128.73 at September 30, 2015. The nominal value of the short position was $238.2 million.

Dividends

In addition to other requirements, to qualify as a REIT we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends during 2015 and 2014.
(in thousands, except per share data)
Declaration Date	Record Date	Payment Date	Per Share Amount	Total
2015
October 8, 2015(1)	October 26, 2015	October 30, 2015	$0.14	$3,051
September 11, 2015	September 25, 2015	September 30, 2015	0.14	3,069
August 11, 2015	August 26, 2015	August 31, 2015	0.14	3,132
July 9, 2015	July 27, 2015	July 31, 2015	0.14	3,218
June 9, 2015	June 22, 2015	June 30, 2015	0.18	4,057
May 11, 2015	May 26, 2015	May 29, 2015	0.18	3,580
April 9, 2015	April 27, 2015	April 30, 2015	0.18	3,303
March 10, 2015	March 27, 2015	March 31, 2015	0.18	3,205
February 10, 2015	February 25, 2015	February 27, 2015	0.18	3,017
January 13, 2015	January 26, 2015	January 30, 2015	0.18	3,017
Totals			$1.64	$32,649
2014
December 9, 2014	December 26, 2014	December 30, 2014	0.18	3,004
November 12, 2014	November 25, 2014	November 28, 2014	0.18	2,737
October 9, 2014	October 28, 2014	October 31, 2014	0.18	2,358
September 9, 2014	September 25, 2014	September 30, 2014	0.18	2,348
August 12, 2014	August 26, 2014	August 29, 2014	0.18	1,999
July 10, 2014	July 28, 2014	July 31, 2014	0.18	1,759
June 11, 2014	June 25, 2014	June 30, 2014	0.18	1,712
May 8, 2014	May 27, 2014	May 30, 2014	0.18	1,641
April 8, 2014	April 25, 2014	April 30, 2014	0.18	1,636
March 11, 2014	March 26, 2014	March 31, 2014	0.18	1,550
February 11, 2014	February 25, 2014	February 28, 2014	0.18	974
January 9, 2014	January 27, 2014	January 31, 2014	0.18	925
Totals			$2.16	$22,643

(1)	The effect of the dividend declared in October 2015 is not reflected in the Company’s financial statements as of September 30, 2015.

Peer Performance
Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	Orchid		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Second Quarter 2013	(3.0)%	(12.6)%	9.6%
Third Quarter 2013	(2.2)%	0.4%	(2.6)%
Fourth Quarter 2013	3.3%	(1.1)%	4.3%
Stub 2013 (Annualized)(4)	(2.8)%	(17.5)%	14.6%
First Quarter 2014(5)	(2.9)%	4.3%	(7.3)%
Second Quarter 2014	9.0%	7.2%	1.8%
Third Quarter 2014	5.8%	0.7%	5.1%
Fourth Quarter 2014	2.5%	3.0%	(0.5)%
2014 Total Return(5)	13.6%	15.6%	(2.0)%
First Quarter 2015	2.7%	1.4%	1.3%
Second Quarter 2015	0.4%	(1.8)%	2.2%
Third Quarter 2015(6)	(2.2)%	(1.9)%	(0.3)%
Year to Date Return - 12/31/14 - 9/30/15(6)	1.0%	(2.9)%	3.9%
One Year Return - 9/30/14 - 9/30/15(5)(6)	3.5%	(0.4)%	3.9%
Two Year Return - 9/30/13 - 9/30/15(6)	17.8%	9.7%	8.1%
ORC IPO to Third Quarter 2015 - 3/31/13 - 9/30/15(4)(5)(6)	10.9%	(4.2)%	15.1%

Source: Company SEC filings and press releases
(1)
Total rate of return for each period is change in book value over the period plus dividends declared divided by the book value at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)	The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period: NLY, ANH, CMO, CYS, ARR, HTS and AGNC.
(3)	Represents the total return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 cents in March 2013.  The book value at March 31, 2013 was $14.98.

(5)
At January 1, 2014, Orchid had 3,341,665 shares outstanding and a book value of $13.40.  During the first quarter of 2014 Orchid completed two secondary offerings in which it sold 5,750,000 shares at a price of $11.86 net of fees and offering costs.  The book value as of March 31, 2014 was $12.47.

(6)	As of October 29, 2015, NLY and ANH had not reported their Q3 2015 book value. NLY and ANH have been excluded from the peer average calculations in the footnoted periods.

Book Value Per Share

The Company's book value per share at September 30, 2015 was $11.69.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At September 30, 2015, the Company's stockholders' equity was $255.9 million with 21,892,773 shares of common stock outstanding.

Secondary Offerings

On March 2, 2015, Orchid entered into an equity distribution agreement (the “Equity Distribution Agreement”) with two sales agents pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $100,000,000 of shares of the Company’s common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions.  Through September 30, 2015, the Company issued a total of 6,221,102 shares under the Equity Distribution Agreement for aggregate proceeds of approximately $83.1 million, net of commissions and fees.

Share Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company’s common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, including through block purchases, through privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The authorization does not obligate the Company to acquire any particular amount of common stock and the program may be suspended or discontinued at the Company’s discretion without prior notice. Through September 30, 2015, we repurchased a total of 1,069,720 shares at an aggregate cost of approximately $9.5 million, net of commissions and fees.

Management Commentary

Commenting on the third quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “Developments during the third quarter of 2015 have impacted the outlook for levered mortgage-backed securities investors for the balance of the year and well into 2016.  Economic developments, both domestically and abroad, have materially reshaped market expectations for the Federal Reserve and their decisions with respect to rate increases.  Longer term rates have rallied, and swap spreads, especially for the same tenors, have dropped below zero – a very atypical development.  These developments have in turn impacted how we look at our portfolio positioning going forward.  If funding levels remain low and speeds subdued, then we believe our higher coupon, fixed rate bias, coupled with our IO portfolio, has the potential to perform well.

“With the Federal Reserve’s decision to leave rates unchanged at their September meeting, coupled with public comments by various Fed governors and presidents, the market seems to have become quite skeptical that the Fed will raise rates anytime soon.  This caused the market – especially the front end and belly of the curve – to adjust materially.  Our Eurodollar future short positions were impacted, which caused material mark to market losses for these hedges.  Coupled with Agency RMBS hitting multi-year wides, our book value declined by approximately 5.6%.  This drop in book value was in spite of the repurchase of approximately 1.07 million shares of our stock at substantial discounts to book value.

“Prepayment speeds have subsided from the elevated levels we experienced for the first six months of the year.  We also sold a substantial portion of the faster paying securities in the portfolio during the quarter resulting in a decrease in aggregate portfolio speeds in August and September – even lower than January and February – the previous low point in speeds for the year.  The lower levels of premium lost due to pay-downs has reduced the pressure on the dividend for now.

“Since the end of the third quarter, we have reduced our leverage slightly and average repo rates have declined.  This combination of lower interest expense and speeds should enable us to maintain comparable levels of net interest income for the fourth quarter.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, October 30, 2015, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 65298706.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until November 20, 2015.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding the stock repurchase program, interest rates, net interest income, liquidity, pledging of our structured RMBS, funding levels and spreads, and market expectations, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of September 30, 2015, and December 31, 2014, and the unaudited quarterly results of operations for the nine and three months ended September 30, 2015 and 2014.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject To Change)

	September 30, 2015	December 31, 2014
ASSETS:
Total mortgage-backed securities	$2,117,609	$1,549,171
Cash, cash equivalents and restricted cash	78,336	100,927
Accrued interest receivable	8,308	6,211
Derivative assets, at fair value	-	1,217
Receivable for securities sold	87,558	-
Other assets	1,319	282
Total Assets	$2,293,130	$1,657,808

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$1,943,299	$1,436,651
Payable for unsettled securities purchased	92,325	-
Accrued interest payable	452	628
Due to affiliates	419	330
Other liabilities	766	2,121
Total Liabilities	2,037,261	1,439,730
Total Stockholders' Equity	255,869	218,078
Total Liabilities and Stockholders' Equity	$2,293,130	$1,657,808
Common shares outstanding	21,892,773	16,699,656
Book value per share	$11.69	$13.06

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2015	2014	2015	2014
Interest income	$49,719	$19,658	$18,352	$9,286
Interest expense	(4,900)	(1,905)	(2,037)	(818)
Net interest income	44,819	17,753	16,315	8,468
(Losses) gains	(45,762)	6,288	(23,682)	(307)
Net portfolio (loss) income	(943)	24,041	(7,367)	8,161
Expenses	5,795	3,042	2,050	1,393
Net (loss) income	$(6,738)	$20,999	$(9,417)	$6,768
Basic and diluted net (loss) income per share	$(0.34)	$2.53	$(0.42)	$0.63
Weighted Average Shares Outstanding	19,725,675	8,314,512	22,545,019	10,710,153
Dividends Declared Per Common Share:	$1.50	$1.62	$0.42	$0.54

	Three Months Ended September 30,
Key Balance Sheet Metrics	2015	2014
Average RMBS(1)	$2,146,240	$1,025,768
Average repurchase agreements(1)	1,978,685	1,019,839
Average stockholders' equity(1)	270,008	149,238
Leverage ratio(2)	7.6:1	7.3:1

Key Performance Metrics
Average yield on RMBS(3)	3.42%	3.62%
Average cost of funds(3)	0.41%	0.32%
Average economic cost of funds(4)	0.59%	0.33%
Average interest rate spread(5)	3.01%	3.30%
Average economic interest rate spread(6)	2.83%	3.29%

(1)	Average RMBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)
The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.   At September 30, 2015 and 2014, the $93.3 million and $66.8 million, respectively of payable for unsettled securities purchased have been excluded from the total liabilities for this ratio.

(3)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(4)
Represents interest cost of our borrowings and the effect of Eurodollar and T-Note futures contracts and interest rate swaptions attributed to the period related to hedging activities, divided by average repurchase agreements.

(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.